Exhibit 99.2

Amerant Bancorp Inc. Announces Pricing of Class A Voting Common Stock Offering

September 26, 2024

CORAL GABLES, Fla.—(BUSINESS WIRE)— Amerant Bancorp Inc. (NYSE: AMTB) (“Amerant” or the “Company”) today announced the pricing of its public offering of 7,900,000 shares of its Class A voting common stock (the “common stock”), at a price to the public of $19.00 per share, for an aggregate offering amount of $150 million. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 784,210 shares of common stock at the public offering price, less underwriting discounts.

Stephens Inc. and Piper Sandler & Co. are acting as joint book-running managers for the offering. Keefe, Bruyette & Woods, A Stifel Company, and Raymond James & Associates, Inc. are acting as co-managers.

The Company intends to use the net proceeds of the offering for general corporate purposes and to support its continued organic growth, which may include, among other things, working capital, investments in Amerant Bank, N.A., resolution of non-performing loans, and potential balance sheet optimization strategies.

The Company expects to close the offering, subject to customary conditions, on or about September 27, 2024.

The offering is being made only by means of a prospectus supplement and accompanying base prospectus. The Company has filed a registration statement on Form S-3 (File No. 333-272886), and a preliminary prospectus supplement to the base prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the shares of common stock to which this communication relates and will file a final prospectus supplement relating to the shares of common stock. Prospective investors should read the prospectus supplement and base prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering. You may obtain these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, you may request copies of the base prospectus and preliminary prospectus supplement by contacting Stephens Inc. by telephone at (800) 643-9691 or by email at prospectus@stephens.com, and by contacting Piper Sandler & Co. by telephone at (800) 747-3924 or by email at prospectus@psc.com.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

About Amerant Bancorp Inc.

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiaries: Amerant Investments, Inc., Elant Bank and Trust Ltd., and Amerant Mortgage, LLC. The Company provides individuals and businesses in the U.S. with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the largest community bank headquartered in Florida. The Bank operates 25 banking centers – 18 in South Florida, 1 in Tampa, FL and 6 in the Houston, Texas area. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include statements relating to the securities offering, which is opportunistic and subject to market conditions, and the use of proceeds from the offering, including any potential balance sheet optimization strategies and resolution of non-performing loans. You can identify these forward-looking statements through the use of words such as “may,” “balance sheet optimization efforts,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “point to,” “project,” “could,” “intend,” “anticipate,” and other similar words and expressions of the future.

Forward-looking statements involve risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 7, 2024, the Company’s quarterly reports on Form 10-Q (including our quarterly report on Form 10-Q filed on August 2, 2024), in the Company’s other filings with the SEC, in the prospectus supplement and accompanying base prospectus relating to the offering, which are available at the SEC’s website www.sec.gov.

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Investors

Laura Rossi

InvestorRelations@amerantbank.com

(305) 460-8728

Media

Alexis Dominguez

MediaRelations@amerantbank.com

(305) 441-8412

Source: Amerant Bancorp Inc.

Released September 26, 2024